UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 16, 2017
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	0-22750	33-02224120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.          □

Item 5.07.          Submission of Matters to a Vote of Security Holders

On November 16, 2017, Royale Energy, Inc., or “Royale” (OTCQB:  ROYL), held its annual meeting of shareholders.  At the meeting, holders of Royale’s common stock voted to approve the following actions:

(1)
adopting the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated effective as of December 31, 2016, by and among Royale, Royale Energy Holdings, Inc., a Delaware corporation (“Holdings”), Royale Merger Sub, Inc., a California corporation and a direct, wholly-owned subsidiary of Holdings, Matrix Merger Sub, Inc., a California corporation and a direct, wholly-owned subsidiary of Holdings, and Matrix Oil Management Corporation (“Matrix”);

(2)
issuing Holdings common stock to the limited partners of Matrix Investments, L.P., Matrix Las Cienegas Limited Partnership, and Matrix Permian Investments, L.P. in exchange for all limited partnership interests of such partnerships (other than the preferred limited partnership interests of Matrix Investments, L.P.);

(3)
issuing Series B Preferred Stock by Holdings to the holders of certain preferred limited partnership interests of Matrix Investments, L.P., in accordance with the terms of the exchange agreement of Holdings with the holders of such preferred limited partnership interests attached as an exhibit to the Merger Agreement;

(4)	issuing common stock by Holdings to stockholders of Matrix Oil Corporation (“Matrix Operator”) in exchange for common stock of Matrix Operator;
(5)	approving the conversion of certain convertible notes issued by Royale into Royale common stock; and
(6)
re-electing the following seven members of the Royale board of directors to serve until the 2018 annual meeting: Harry E. Hosmer, Jonathan Gregory, Donald H. Hosmer, Stephen M. Hosmer, Ronald L. Buck, Ronald B. Verdier, and Gary Grinsfelder.

Proposals (1) – (5) were each approved by more than 97% of the shares of common stock present and voting at the meeting, and proposal (1) was approved by more than two-thirds (66.67%) of the total number of Royale’s issued and outstanding shares, as required by the California Corporations Code.  Only about 0.5% of Royale’s outstanding shares voted against proposal (1).  Each director was elected by a plurality of the shares of common stock present and voting at the meeting.  No shares of Royale preferred stock were issued, outstanding, or eligible to vote at the meeting.  The final results of voting on each proposal are set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
(1) Merger Agreement	14,988,227	121,128	11,770	120,773
(2) Exchanges for limited partnership interests	14,988,227	121,128	11,770	120,773
(3) Issuance of Holdings Series B Preferred	14,988,227	121,128	11,770	120,773
(4) Exchange for Matrix Operator stock	14,988,227	121,128	11,770	120,773
(5) Conversion of convertible notes	14,855,209	212,755	53,161	120,773
(6) Election of directors	14,927,424	-	193,701	120,773

As a condition to the Mergers, Matrix’s senior lenders must consent to the Merger Agreement, partnership exchanges, the Holdings Series B Preferred stock exchange, and the Matrix Operator stock exchange, which consent has not yet been received.  Because of the importance of the Sansinena field assets securing Matrix’s senior debt, it is essential that Matrix either obtain consent from Arena or find an alternative financing source to repay and replace the senior lenders.  If they do not consent, Matrix may be required to find alternative financing before the proposed transactions could proceed, potentially resulting in a delay of the transactions and financial losses to Matrix.  Negotiations to obtain approval of, or to refinance, the Matrix senior debt are continuing, and Royale and Matrix do not expect to close and consummate the merger until satisfactory financing arrangements are obtained.

The closing of the partnership exchanges, the Holdings Series B Preferred stock exchange, and the Matrix Operator stock exchange are contingent upon closing the merger transaction and will only be consummated contemporaneously with the closing on the Merger Agreement if and when it occurs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: November 16, 2017	By:	/s/ Stephen M. Hosmer
	Name:	Stephen M. Hosmer
	Title:	Chief Financial Officer